Exhibit 99.1

Kellogg Company News

For release:	July 31, 2014
Analyst Contact:	Simon Burton, CFA	(269) 961-6636
Media Contact:	Kris Charles	(269) 961-3799

KELLOGG COMPANY REPORTS SECOND-QUARTER EARNINGS PER SHARE BROADLY

IN-LINE WITH EXPECTATIONS AND PROVIDES REVISED GUIDANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced second-quarter results for earnings per share that were broadly in-line with the company’s expectations. Second-quarter 2014 reported net sales decreased by 0.8 percent to $3.7 billion. Internal net sales,* which exclude the effects of foreign currency translation, acquisitions, dispositions, and integration costs, decreased by 1.5 percent over the same period. Second-quarter 2014 operating profit was $467 million, a reported decrease of 18.1 percent; this decrease was driven primarily by costs associated with Project K, the company’s four-year efficiency and effectiveness program, and lower sales. Underlying internal operating profit,* which excludes the effects of foreign currency translation, acquisitions, dispositions, mark-to-market accounting, integration costs, and costs associated with Project K, decreased by 7.2 percent. The decline in underlying internal operating profit was largely the result of lower sales, and investment in brand-building activities.

*	Internal sales growth, underlying internal operating profit growth, comparable earnings, underlying effective tax rate and cash flow are all non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

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Reported earnings for the second quarter 2014 were $295 million, or $0.82 per diluted share, a decrease of 15 percent from the $0.96 per diluted share reported in the second quarter of last year. This quarter’s reported earnings per share included an impact from mark-to-market of $0.02 per share, $0.16 per share of costs associated with Project K, and approximately $0.02 per share of integration costs related to the acquisition of Pringles. Excluding these items, comparable second quarter 2014 earnings* were $1.02 per share, broadly in-line with the company’s expectations; this result included a $0.02 benefit from currency-translation.

“We have announced earnings per share for the second quarter that were broadly in-line with our expectations. While we saw growth in various areas of our business including Pringles and the international segments, the cereal category in developed markets remained challenging,” said John Bryant, Kellogg Company’s chairman and chief executive officer. “Our Project K efficiency and effectiveness program continues to go well, and we are in the very early stages of the increased investment we are making in our developed-markets business. We know that improvement will take some time, but we believe we are making the right decisions to drive profitable revenue growth in the future.”

North America

Net sales posted by Kellogg North America were $2.4 billion in the second quarter, a reported decrease of 3.7 percent; internal net sales decreased by 3.4 percent. The U.S. Morning Foods segment posted an internal net sales decline of 4.9 percent. Internal net sales in the U.S. Snacks segment decreased by 2.7 percent. The U.S. Specialty Channels segment posted a 1.4 percent internal net sales increase in the quarter and the North America Other segment, which is comprised of the U.S. Frozen Foods and Canadian businesses, posted a 4.9 percent decrease in internal net sales. Reported operating profit in North America decreased by 11.9 percent; underlying internal operating profit declined by 8.7 percent, largely as the result of lower sales and increased investment in brand building.

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International

Reported net sales increased by 6.9 percent in Europe in the quarter; internal net sales increased by 0.7 percent. In Latin America, reported net sales increased by 5.2 percent and internal net sales increased by 6.9 percent, due to strong price realization, innovation, and brand-building activities. Reported net sales in Asia Pacific decreased by 1.5 percent and internal net sales increased by 0.5 percent.

Interest and Tax

Kellogg’s interest expense was $50 million in the second quarter. The underlying tax rate* in the second quarter of 2014 was 28.7 percent.

Cash flow

Cash flow,* a non-GAAP measure defined as cash from operating activities less capital expenditures, was $428 million for the first half of the year. The company anticipates that cash flow for the year will be at the low end of the range between $1 billion and $1.1 billion.

Year-to-date, Kellogg has repurchased $329 million of shares, far exceeding option proceeds of $124 million.

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Kellogg Revises Full-Year 2014 Guidance

The company lowered its guidance for the full-year of 2014. Internal net sales are now expected to decline by between one and two percent. Underlying internal operating profit growth is expected to decline by between one and three percent. Currency-neutral comparable earnings per share are expected to be in a range between a decline of one percent and an increase of one percent. Integration costs associated with the acquisition of the Pringles business are still expected to be in a range between $0.07 and $0.09 per share. Costs associated with Project K are still expected to be in a range between $0.60 and $0.65 per share. As a result, earnings excluding the impact of mark-to-market accounting, integration costs, Project K and other items impacting comparability are anticipated to be between $3.81 and $3.89 per share. This year’s 53rd week is now expected to add approximately $0.07 per share to earnings and currency translation is now expected to add $0.03 per share. As a result, the company expects an earnings range including the impact of the 53rd week and currency translation of between $3.91 and $3.99 per share.

Conference Call / Webcast

Kellogg will host a conference call to discuss these results on Thursday, July 31, 2014 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (877) 270-2148 in the U.S., and (412) 902-6510 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

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About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2013 sales of approximately $14.8 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of the Pringles® business, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital

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expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from the Pringles acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

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Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
	June 28,	June 29,	June 28,	June 29,
(Results are unaudited)	2014	2013	2014	2013
Net sales	$3,685	$3,714	$7,427	$7,575
Cost of goods sold	2,274	$2,237	4,512	$4,705
Selling, general and administrative expense	944	907	1,834	1,797

Operating profit	467	570	1,081	1,073
Interest expense	50	61	102	121
Other income (expense), net	3	(5)	13	(12)

Income before income taxes	420	504	992	940
Income taxes	122	150	287	274
Earnings (loss) from joint ventures	(3)	(2)	(4)	(3)

Net income	$295	$352	$701	$663

Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net income attributable to Kellogg Company	$295	$352	$701	$663

Per share amounts:
Basic	$.82	$.96	$1.95	$1.82
Diluted	$.82	$.96	$1.94	$1.81
Dividends per share	$0.46	$0.44	$0.92	$0.88

Average shares outstanding:
Basic	359	364	360	364

Diluted	362	367	362	366

Actual shares outstanding at period end			360	362

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)

	Quarter ended		Year-to-date period ended
	June 28,	June 29,	June 28,	June 29,
(Results are unaudited)	2014	2013	2014	2013
Net sales
U.S. Morning Foods	$820	$863	$1,681	$1,774
U.S. Snacks	893	917	1,796	1,818
U.S. Specialty	276	272	648	651
North America Other	361	388	742	791
Europe	772	723	1,480	1,415
Latin America	320	304	598	612
Asia Pacific	243	247	482	514

Consolidated	$3,685	$3,714	$7,427	$7,575

Operating profit
U.S. Morning Foods	$143	$180	$271	$343
U.S. Snacks	130	130	225	236
U.S. Specialty	63	62	150	140
North America Other	62	78	134	153
Europe	53	75	120	146
Latin America	47	42	95	90
Asia Pacific	2	17	16	38

Total Reportable Segments	500	584	1,011	1,146
Corporate	(33)	(14)	70	(73)

Consolidated	$467	$570	$1,081	$1,073

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
	June 28,	June 29,
(unaudited)	2014	2013
Operating activities
Net income	$701	$663
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	235	226
Postretirement benefit plan expense (benefit)	(45)	(8)
Deferred income taxes	18	9
Other	18	60
Postretirement benefit plan contributions	(37)	(36)
Changes in operating assets and liabilities, net of acquisitions	(236)	(209)

Net cash provided by (used in) operating activities	654	705

Investing activities
Additions to properties	(226)	(238)
Other	—	(1)

Net cash provided by (used in) investing activities	(226)	(239)

Financing activities
Net issuances (reductions) of notes payable	118	71
Issuances of long-term debt	952	645
Reductions of long-term debt	(957)	(760)
Net issuances of common stock	133	408
Common stock repurchases	(329)	(544)
Cash dividends	(331)	(320)
Other	6	20

Net cash provided by (used in) financing activities	(408)	(480)

Effect of exchange rate changes on cash and cash equivalents	(3)	(5)

Increase (decrease) in cash and cash equivalents	17	(19)
Cash and cash equivalents at beginning of period	273	281

Cash and cash equivalents at end of period	$290	$262

Supplemental financial data:
Net cash provided by (used in) operating activities	$654	$705
Additions to properties	(226)	(238)

Cash Flow (operating cash flow less property additions) (a)	$428	$467

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	June 28,	December 28,
	2014	2013
	(unaudited)	*
Current assets
Cash and cash equivalents	$290	$273
Accounts receivable, net	1,544	1,424
Inventories:
Raw materials and supplies	345	319
Finished goods and materials in process	958	929
Deferred income taxes	169	195
Other prepaid assets	185	127

Total current assets	3,491	3,267
Property, net of accumulated depreciation of $5,719 and $5,501	3,879	3,856
Goodwill	5,055	5,051
Other intangibles, net of accumulated amortization of $66 and $62	2,361	2,367
Pension	560	419
Other assets	467	514

Total assets	$15,813	$15,474

Current liabilities
Current maturities of long-term debt	$607	$289
Notes payable	858	739
Accounts payable	1,462	1,432
Accrued advertising and promotion	487	476
Accrued income taxes	39	69
Accrued salaries and wages	287	327
Other current liabilities	555	503

Total current liabilities	4,295	3,835
Long-term debt	6,029	6,330
Deferred income taxes	917	928
Pension liability	269	277
Nonpension postretirement benefits	69	68
Other liabilities	421	429
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	653	626
Retained earnings	7,113	6,749
Treasury stock, at cost	(3,191)	(2,999)
Accumulated other comprehensive income (loss)	(928)	(936)

Total Kellogg Company equity	3,752	3,545
Noncontrolling interests	61	62

Total equity	3,813	3,607

Total liabilities and equity	$15,813	$15,474

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Second Quarter of 2014 versus 2013

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2014 net sales	$820	$893	$276	$361	$2,350	$772	$320	$243	$0	$3,685

2013 net sales	$863	$917	$272	$388	$2,440	$723	$304	$247	$0	$3,714

% change—2014 vs. 2013:
As Reported	-4.9%	-2.7%	1.4%	-6.8%	-3.7%	6.9%	5.2%	-1.5%	0.0%	-0.8%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-0.1%	0.0%	0.0%
Integration impact (a)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.4%	0.0%	0.0%
Foreign currency impact	0.0%	0.0%	0.0%	-1.9%	-0.3%	6.2%	-1.7%	-2.3%	0.0%	0.7%
Subtotal—internal business (b)	-4.9%	-2.7%	1.4%	-4.9%	-3.4%	0.7%	6.9%	0.5%	0.0%	-1.5%
Volume (tonnage) (c)					-4.0%	2.6%	-4.3%	-0.6%	0.0%	-2.5%
Pricing/mix					0.6%	-1.9%	11.0%	1.1%	0.0%	1.0%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2014 operating profit	$143	$130	$63	$62	$398	$53	$47	$2	($33)	$467

2013 operating profit	$180	$130	$62	$78	$450	$75	$42	$17	($14)	$570

% change—2014 vs. 2013:
As Reported	-20.9%	-0.4%	0.8%	-20.4%	-11.9%	-29.7%	9.5%	-90.2%	-104.7%	-18.1%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	1.8%	0.0%	0.2%
Integration impact (a)	0.0%	5.4%	0.0%	0.1%	1.6%	-5.9%	0.4%	-0.2%	0.2%	1.0%
Foreign currency impact	0.0%	0.0%	0.0%	-2.1%	-0.4%	8.3%	5.4%	3.3%	30.7%	1.5%
Mark-to-market (d)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	20.2%	-1.3%
Restructuring and cost reduction activities (e)	-7.4%	-0.8%	0.9%	-7.5%	-4.4%	-37.2%	-2.3%	-29.9%	-222.6%	-12.3%

Underlying internal (f)	-13.5%	-5.0%	-0.1%	-10.9%	-8.7%	5.1%	6.0%	-65.2%	66.8%	-7.2%

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Internal net sales growth for 2014 excludes the impact of acquisitions, divestitures, integration costs and impact of foreign currency translation. Internal net sales growth is a non-GAAP financial measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within these tables.
(c)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(d)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the second quarter of 2014 and 2013, there were no pension mark-to-market adjustments recognized. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(e)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(f)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension plans and commodity contracts mark-to-market adjustments, costs related to restructuring and cost reduction activities, and if applicable, acquisitions, dispositions, and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2014 versus 2013

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2014 net sales	$1,681	$1,796	$648	$742	$4,867	$1,480	$598	$482	$0	$7,427

2013 net sales	$1,774	$1,818	$651	$791	$5,034	$1,415	$612	$514	$0	$7,575

% change—2014 vs. 2013:
As Reported	-5.2%	-1.2%	-0.4%	-6.2%	-3.3%	4.6%	-2.3%	-6.3%	0.0%	-2.0%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-0.2%	0.0%	0.0%
Integration impact (a)	0.0%	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.3%	0.0%	0.0%
Foreign currency impact	0.0%	0.0%	0.0%	-2.8%	-0.4%	5.1%	-3.1%	-5.9%	0.0%	0.0%
Subtotal—internal business (b)	-5.2%	-1.2%	-0.4%	-3.5%	-2.9%	-0.5%	0.8%	-0.5%	0.0%	-2.0%
Volume (tonnage) (c)					-3.4%	-0.2%	-7.8%	-0.3%	0.0%	-3.0%
Pricing/mix					0.5%	-0.3%	8.5%	0.2%	0.0%	1.1%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corp- orate	Consoli- dated
2014 operating profit	$271	$225	$150	$134	$780	$120	$95	$16	$70	$1,081

2013 operating profit	$343	$236	$140	$153	$872	$146	$90	$38	($73)	$1,073

% change—2014 vs. 2013:
As Reported	-21.0%	-4.9%	6.8%	-12.4%	-10.7%	-18.2%	5.0%	-59.1%	196.7%	0.8%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	1.5%	0.0%	0.1%
Integration impact (a)	0.0%	4.3%	0.0%	0.6%	1.3%	-1.0%	0.4%	5.3%	8.1%	1.5%
Foreign currency impact	0.0%	0.0%	0.0%	-3.2%	-0.6%	7.7%	3.1%	-4.3%	34.1%	0.8%
Mark-to-market (d)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	59.5%	14.6%
Restructuring and cost reduction activities (e)	-6.4%	-2.0%	0.2%	-5.3%	-4.0%	-27.4%	-5.9%	-19.6%	68.4%	-9.9%

Underlying internal (f)	-14.6%	-7.2%	6.6%	-4.5%	-7.4%	2.5%	7.4%	-42.0%	26.6%	-6.3%

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Internal net sales growth for 2014 excludes the impact of acquisitions, divestitures, integration costs and impact of foreign currency translation. Internal net sales growth is a non-GAAP financial measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within these tables.
(c)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.
(d)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the second quarter of 2014 and 2013, there were no pension mark-to-market adjustments recognized. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(e)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(f)	Underlying internal operating profit growth excludes the impact of foreign currency translation, pension plans and commodity contracts mark-to-market adjustments, costs related to restructuring and cost reduction activities, and if applicable, acquisitions, dispositions, and integration costs associated with the acquisition of Pringles. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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Kellogg Company and Subsidiaries

Restructuring and cost reduction activities

(millions)

	Quarter ended June 28, 2014			Year-to-date period ended June 28, 2014
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Morning Foods	$15	$—	$15	$24	$2	$26
U.S. Snacks	4	(1)	3	9	1	10
U.S. Specialty	1	(1)	—	1	—	1
North America Other	4	2	6	6	3	9
Europe	4	24	28	9	31	40
Latin America	—	1	1	—	5	5
Asia Pacific	2	3	5	6	5	11
Corporate	1	19	20	1	29	30

Total	$31	$47	$78	$56	$76	$132

	Quarter ended June 29, 2013			Year-to-date period ended June 29, 2013
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$1	$1	$2	$2	$3	$5
U.S. Snacks	1	2	3	2	4	6
U.S. Specialty	1	—	1	1	1	2
North America Other	—	1	1	—	1	1
Europe	—	—	—	—	—	—
Latin America	—	—	—	—	—	—
Asia Pacific	—	—	—	6	—	6
Corporate	—	—	—	—	—	—

Total	$3	$4	$7	$11	$9	$20

2014 Variance—better(worse) than 2013
U.S. Morning Foods	$(14)	$1	$(13)	$(22)	$1	$(21)
U.S. Snacks	(3)	3	—	(7)	3	(4)
U.S. Specialty	—	1	1	—	1	1
North America Other	(4)	(1)	(5)	(6)	(2)	(8)
Europe	(4)	(24)	(28)	(9)	(31)	(40)
Latin America	—	(1)	(1)	—	(5)	(5)
Asia Pacific	(2)	(3)	(5)	—	(5)	(5)
Corporate	(1)	(19)	(20)	(1)	(29)	(30)

Total	$(28)	$(43)	$(71)	$(45)	$(67)	$(112)

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Kellogg Company and Subsidiaries

Integration Costs*

(millions)

	Quarter ended June 28, 2014				Year-to-date period ended June 28, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Snacks	$—	$—	$—	$—	$—	$—	$—	$—
North America Other	—	—	—	—	—	—	—	—
Europe	—	5	3	8	—	9	5	14
Asia Pacific	—	1	1	2	—	1	1	2
Corporate	—	—	—	—	—	—	1	1

Total	$—	$6	$4	$10	$—	$10	$7	$17

	Quarter ended June 29, 2013				Year-to-date period ended June 29, 2013
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Snacks	$—	$1	$7	$8	$—	$1	$10	$11
North America Other	—	—	—	—	1	—	—	1
Europe	—	1	2	3	—	4	7	11
Asia Pacific	1	—	2	3	2	1	5	8
Corporate	—	—	2	2	—	—	5	5

Total	$1	$2	$13	$16	$3	$6	$27	$36

2014 Variance—better(worse) than 2013
U.S. Snacks	$—	$1	$7	$8	$—	$1	$10	$11
North America Other	—	—	—	—	1	—	—	1
Europe	—	(4)	(1)	(5)	—	(5)	2	(3)
Asia Pacific	1	(1)	1	1	2	—	4	6
Corporate	—	—	2	2	—	—	4	4

Total	$1	$(4)	$9	$6	$3	$(4)	$20	$19

*	Integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts—Reported Operating Profit

to Comparable Operating Profit

Quarter ended June 28, 2014

	U.S.	U.S.	U.S.	N. America					Kellogg
(millions)	Morning Foods	Snacks	Specialty	Other	Europe	Latin America	Asia Pacific	Corporate	Consolidated
Reported Operating Profit	$143	$130	$63	$62	$53	$47	$2	$(33)	$467
Mark-to-market (a)	—	—	—	—	—	—	—	(12)	(12)
Restructuring and cost reduction activities (b)	(15)	(3)	—	(6)	(28)	(1)	(5)	(20)	(78)

Underlying Operating Profit (c)	$158	$133	$63	$68	$81	$48	$7	$(1)	$557
Pringles integration costs	—	—	—	—	(8)	—	(2)	—	(10)

Comparable Operating Profit (d)	$158	$133	$63	$68	$89	$48	$9	$(1)	$567

Quarter ended June 29, 2013

	U.S.	U.S.	U.S.	N. America					Kellogg
(millions)	Morning Foods	Snacks	Specialty	Other	Europe	Latin America	Asia Pacific	Corporate	Consolidated
Reported Operating Profit	$180	$130	$62	$78	$75	$42	$17	$(14)	$570
Mark-to-market (a)	—	—	—	—	—	—	—	(7)	(7)
Restructuring and cost reduction activities (b)	(2)	(3)	(1)	(1)	—	—	—	—	(7)

Underlying Operating Profit (c)	$182	$133	$63	$79	$75	$42	$17	$(7)	$584
Pringles integration costs	—	(8)	—	—	(3)	—	(3)	(2)	(16)

Comparable Operating Profit (d)	$182	$141	$63	$79	$78	$42	$20	$(5)	$600

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the second quarter of 2014 and 2013, there were no pension mark-to-market adjustments recognized. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(c)	Underlying Operating Profit excludes the impact of pension plans and commodity contracts mark-to-market adjustments and costs related to restructuring and cost reduction activities. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the quarters ended June 28, 2014 and June 29, 2013 includes postretirement benefit plan expense (income) of ($23) million and ($4) million, respectively.
(d)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of restructuring and cost reduction activities and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts—Reported Operating Profit

to Comparable Operating Profit

Year-to-date period ended June 28, 2014

	U.S.	U.S.	U.S.	N. America					Kellogg
(millions)	Morning Foods	Snacks	Specialty	Other	Europe	Latin America	Asia Pacific	Corporate	Consolidated
Reported Operating Profit	$271	$225	$150	$134	$120	$95	$16	$70	$1,081
Mark-to-market (a)	—	—	—	—	—	—	—	104	104
Restructuring and cost reduction activities (b)	(26)	(10)	(1)	(9)	(40)	(5)	(11)	(30)	(132)

Underlying Operating Profit (c)	$297	$235	$151	$143	$160	$100	$27	$(4)	$1,109
Pringles integration costs	—	—	—	—	(14)	—	(2)	(1)	(17)

Comparable Operating Profit (d)	$297	$235	$151	$143	$174	$100	$29	$(3)	$1,126

Year-to-date period ended June 29, 2013

	U.S.	U.S.	U.S.	N. America					Kellogg
(millions)	Morning Foods	Snacks	Specialty	Other	Europe	Latin America	Asia Pacific	Corporate	Consolidated
Reported Operating Profit	$343	$236	$140	$153	$146	$90	$38	$(73)	$1,073
Mark-to-market (a)	—	—	—	—	—	—	—	(61)	(61)
Restructuring and cost reduction activities (b)	(5)	(6)	(2)	(1)	—	—	(6)	—	(20)

Underlying Operating Profit (c)	$348	$242	$142	$154	$146	$90	$44	$(12)	$1,154
Pringles integration costs	—	(11)	—	(1)	(11)	—	(8)	(5)	(36)

Comparable Operating Profit (d)	$348	$253	$142	$155	$157	$90	$52	$(7)	$1,190

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the second quarter of 2014 and 2013, there were no pension mark-to-market adjustments recognized. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(c)	Underlying Operating Profit excludes the impact of pension plans and commodity contracts mark-to-market adjustments and costs related to restructuring and cost reduction activities. The Company believes the use of this non-GAAP measure provides increased transparency and assists in understanding underlying operating performance. This non-GAAP measure is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. Underlying operating profit for the year-to-date period ended June 28, 2014 and June 29, 2013 includes postretirement benefit plan expense (income) of ($45) million and ($8) million, respectively.
(d)	Comparable Operating Profit is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of restructuring and cost reduction activities and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts—Reported EPS to Comparable EPS

	Quarter ended		Year-to-date period ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Reported EPS	$0.82	$0.96	$1.94	$1.81
Mark-to-market (a)	(0.02)	(0.01)	0.20	(0.11)
Restructuring and cost reduction activities (b)	(0.16)	(0.02)	(0.26)	(0.05)
Pringles Integration costs	(0.02)	(0.03)	(0.03)	(0.07)

Comparable EPS (c)	$1.02	$1.02	$2.03	$2.04

(a)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2013 and 2012. These amounts have been recognized in the first quarter of 2014 and 2013, respectively. During the second quarter of 2014 and 2013, there were no pension mark-to-market adjustments recognized. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to the execution of Project K, a global four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. The 2013 periods presented have been recast to exclude all restructuring and cost reduction activities from underlying and comparable results. Previously, only costs associated with Project K were excluded from underlying and comparable results.
(c)	Comparable EPS is a non-GAAP measure that excludes the impact of mark-to-market adjustments on pension plans and commodity contracts, the impact of costs related to restructuring and cost reduction activities, and the impact of integration costs related to the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts—Reported

Effective Tax Rate to Underlying Effective Tax Rate

	Quarter ended	Year-to-date period ended
	June 28, 2014	June 28, 2014
Reported Effective Tax Rate	29.0%	28.9%
Mark-to-market (a)	-0.2%	0.1%
Restructuring and cost reduction activities (b)	0.5%	0.1%

Underlying Reported Effective Tax Rate (c)	28.7%	28.7%

(a)	Mark-to-market adjustments, in general, were incurred in jurisdictions with tax rates higher than our reported effective tax rate during the quarter and year-to-date period ended June 28, 2014.
(b)	Costs incurred related to the execution of restructuring and cost reduction activities, in general, were incurred in jurisdictions with tax rates lower than our effective tax rate during the quarter and year-to-date period ended June 28, 2014.
(c)	Underlying reported effective tax rate is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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